     As filed with the Securities and Exchange Commission on June 27, 2000

                                                       Registration No. 33-58089

     =====================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                             ____________________

                        POST-EFFECTIVE AMENDMENT NO. 1
                                  TO FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                             ____________________

                          LOCKHEED MARTIN CORPORATION
            (Exact name of registrant as specified in its charter)


                 MARYLAND                                  52-1893632
      (State or other jurisdiction of                   (I.R.S. Employer
       incorporation or organization)                  Identification No.)

                             6801 ROCKLEDGE DRIVE
                           BETHESDA, MARYLAND 20817
                   (Address of principal executive offices)
                             ____________________

         LOCKHEED MARTIN ENERGY SYSTEMS, INC. 401(k) SAVINGS PLAN FOR
                              SALARIED EMPLOYEES
         LOCKHEED MARTIN ENERGY SYSTEMS, INC. 401(k) SAVINGS PLAN FOR
                               HOURLY EMPLOYEES
        LOCKHEED MARTIN ENERGY SYSTEMS, INC. SAVINGS PLAN FOR SALARIED
                             AND HOURLY EMPLOYEES
                             (Full Title of Plan)
                             ____________________

                           MARIAN S. BLOCK, ESQUIRE
                 VICE PRESIDENT AND ASSOCIATE GENERAL COUNSEL
                          LOCKHEED MARTIN CORPORATION
                             6801 ROCKLEDGE DRIVE
                           BETHESDA, MARYLAND 20817
                                (301) 897-6000
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)
     =====================================================================
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                             EXPLANATORY STATEMENT


     On March 15, 1995, the Corporation filed a Registration Statement on Form S-8 (Reg. No. 33-58089) (the "Registration Statement") registering 951,549 shares of Lockheed Martin Corporation Common Stock, and an indeterminate number of plan interests, for use in connection with the the Lockheed Martin Energy Systems, Inc. 401(k) Savings Plan For Salaried Employees, the Lockheed Martin Energy Systems, Inc. 401(k) Savings Plan For Hourly Employees and the Lockheed Martin Energy Systems, Inc. Savings Plan For Salaried And Hourly Employees (the "Plans"). The Corporation has combined the Plans with the Lockheed Martin Energy Systems, Inc. Savings Program.

     Pursuant to the Corporation's undertakings in the Registration Statement, the Corporation is filing this Post-Effective Amendment No. 1 to the Registration Statement to remove from registration under the Registration Statement the shares of Lockheed Martin Corporation Common Stock registered thereunder which will not be issued in connection with the Plans.

Item 8.     Exhibits.
            ---------


     Exhibit No.        Description
     ----------         -----------

     24                 Powers of Attorney.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 33-58089 to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Montgomery, State of Maryland and on the date indicated below.


                                         LOCKHEED MARTIN CORPORATION

Date:  June 27, 2000

                                         By: /s/ Marian S. Block
                                            -----------------------------------
                                             Marian. S. Block
                                             Vice President and General Counsel


     Pursuant to the requirements of the Securities Act of 1933, the Trustees (or other persons who administer the Plan) have duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 33-58089 to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Andersen, State of Tennessee.


                                             LOCKHEED MARTIN ENERGY
                                             SYSTEMS, INC. 401(K) SAVINGS PLAN
                                             FOR SALARIED EMPLOYEES

                                             LOCKHEED MARTIN ENERGY
                                             SYSTEMS, INC. 401(K) SAVINGS PLAN
                                             FOR HOURLY EMPLOYEES

                                             LOCKHEED MARTIN ENERGY
                                             SYSTEMS, INC. SAVINGS PLAN
                                             FOR SALARIED AND HOURLY
                                             EMPLOYEES


Date:  June 27, 2000                            /s/ Joseph M. Wolfe, Jr.
                                             ----------------------------------
                                             By:  Joseph M. Wolfe, Jr.
                                             Chairman--Retirement and Savings
                                                    Plan Committee

     Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to Registration Statement on Form S-8 (Reg. No. 33-59089) has been signed below by the following persons on behalf of the Registrant and in the capacities and on the date indicated.

             Signature                     Title                       Date
             ---------                     -----                       ----

       /s/ Vance D. Coffman       Chairman and Chief Executive     June 23, 2000
     ---------------------------
          Vance D. Coffman*       Officer and Director (Principal
                                  Executive Officer)



       /s/ Robert J. Stevens      Executive Vice President and     June 23, 2000
     ---------------------------
          Robert J. Stevens*      Chief Financial Officer
                                  (Principal Financial Officer)



       /s/ Christopher E. Kubasik Vice President and Controller    June 23, 2000
     ----------------------------

          Christopher E. Kubasik*  (Principal Accounting Officer)


The Post-Effective Amendment also has been signed on the date indicated by the following directors, who constitute a majority of the Board of Directors:

     Norman R. Augustine*       Louis R. Hughes*
     Marcus C. Bennett*         Caleb B. Hurtt*
     Lynne V. Cheney  *         Gwendolyn S. King*
     Vance D. Coffman*          Eugene F. Murphy*
     James F. Gibbons*          James R. Ukropina*
     Edward E. Hood, Jr.*       Douglas C. Yearley*




By:  /s/ Marian S. Block
--------------------------
*Marian S. Block                         June 27, 2000
(Attorney-in-fact**)

 **By authority of Powers of Attorney filed with this Registration Statement.

                                 EXHIBIT INDEX

     Exhibit
     Number          Description
     ------          -----------


     24              Powers of Attorney.